United States Securities & Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W. Mail Stop 4-5
Washington, D.C.  20549


       Re:  Trinity Energy Resources, Inc.  Form 10 S-B filing
            SEC File No. 000-29333


Gentlemen:

We have read the statements made by Trinity Energy Resources, Inc., which were filed with the Commission, pursuant to Item 3 of Form 10-SB dated September 12, 2000. We agree with the statements concerning our Firm contained therein.


Very  truly  yours,


Samson,  Robbins  &  Associates,  P.L.L.C.



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